Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Apollomics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(5)	Amount of Registration Fee(5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Class A Ordinary Shares, no par value per share		(1)(2)	(3)	(3)

	Debt	Debt Securities		(1)(2)	(3)	(3)

	Other	Warrants		(1)(2)	(3)	(3)

	Other	Units		(1)(2)	(3)	(3)

	Unallocated (Universal) Shelf		Rule 457(o)			$200,000,000	$0.00014760	$29,520

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$200,000,000		$29,520

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$29,520

(1)

The securities registered hereunder include such indeterminate number of (a) Class A Ordinary Shares, (b) debt securities, (c) warrants to purchase Class A Ordinary Shares and (d) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of Class A Ordinary Shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.